UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 28, 2004

Date of Report
(Date of earliest event reported)

NORTHLAND CABLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	333-43157	91-1311836

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON 98101
(Address of principal executive offices)	(Zip Code)

(206) 621-1351

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Section 8 – Other Events

Item 8.01. Other Events.

On June 24, 2004, the Company executed a commitment letter received from a recognized financial institution to lead the syndication of a significant credit facility for the Company. On July 2, 2004, the Company reported on Form 8-K that it was anticipated that funds from the new credit facility, if secured by the Company, would be used to refinance existing senior bank debt, to redeem in their entirety all of the Company’s senior subordinated notes pursuant to the optional redemption provisions of those notes, and to provide excess borrowing capacity for possible future acquisition financing and funds for future capital expenditures and working capital. At that time it was also reported that the commitment was subject to various conditions outside of the Company’s control and that no assurances could be given that the credit facility would actually be secured.

Originally the Company contemplated that if syndication of the proposed credit facility was successful based on mutually agreeable terms between the Company and the syndication lenders, closing of the new credit facility could take place as early as the third quarter of 2004. At this time, however, the Company is in the process of reevaluating its overall credit needs, particularly with respect to the level of acquisition funding it was previously contemplating. It is Management’s opinion that the Company can continue to operate, meets it obligations and execute its business plan under the current debt structure. Notwithstanding, the Company contemplates continuing to pursue a refinancing of current debt, subject to negotiation of suitable terms. It is now contemplated that if mutually agreeable terms can be reached, the credit facility closing may not occur until the second or third quarter of 2005, however the timing and terms of such a refinance are uncertain at this time.

It is important to note that final consummation of a revised credit facility remains subject to various conditions outside of the Company’s control, and that no assurances can be given at this time that these conditions will be satisfied or that the credit facility will actually be secured. Outstanding conditions include, but are not limited to, no material adverse changes in the operations of the Company, no material adverse changes in financial, banking or capital market conditions, satisfactory results of due diligence review by the lenders, mutually satisfactory negotiation of definitive documentation of the credit facility, among others.

Forward-Looking Statements Disclaimer

The information set forth herein contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. These statements present management’s current evaluation of the events discussed but no assurance can be provided as to the actual future outcome of such events. Any discussions contained herein, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in such forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Television, Inc.

Dated:	October 28, 2004	By:	/s/ GARY S. JONES

		Name:	Gary S. Jones
		Title:	President

Dated:	October 28, 2004	By:	/s/ RICHARD I. CLARK

		Name:	Richard I. Clark
		Title:	Executive Vice President, Treasurer and Assistant Secretary